Exhibit 10.14

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Management Agreement”) entered into as of April 30, 2011 by and between ProGreen Property Management LLC, a Michigan limited liability company (herein called “Manager”) having an address of 380 N. Old Woodward Ave., Ste. 226, Birmingham, Michigan 48009, Email: propertymanagement@progreenproperties.com, and American Residential Gap LLC, a Michigan limited liability company (“Owner”), having an address of 380 N. Old Woodward Ave., Ste 300, Birmingham, Michigan 48009, Email: info@amrega.com.

W I T N E S S E T H:

WHEREAS, Owner owns multiple residential properties commonly known as; set forth in Appendix 1 (herein the “Properties”), additional Properties may be added under this Agreement, by the making of a dated amendment to Appendix 1, duly signed by both parties; and

WHEREAS, Owner desires to engage the services of an independent management company to manage, lease, operate, maintain and repair the Property for and on behalf of Owner, all in accordance with the terms and provisions hereof; and

WHEREAS, Manager has represented to Owner that Manager is experienced in the management, leasing, operation, maintenance and repair of property similar to the Property;

NOW, THEREFORE, Owner and Manager covenant and agree as follows:

ARTICLE 1

DEFINITIONS

All terms used in this Management Agreement which are not defined in this Article 1 shall have the meanings set forth elsewhere in this Management Agreement.  As used in this Management Agreement, the following terms shall have the following meanings (such meaning to be applicable to both the singular and plural form of the terms defined):

Section 1.1                            “Applicable Law” shall mean all building codes, zoning ordinances, laws, orders, writs, ordinances, rules and regulations of any Federal, state, county, city, borough or municipality, or of any division, agency, bureau, court, commission or department thereof, or of any public officer or official, having jurisdiction over or with respect to the Property.

       Section 1.2                                “Insurance Requirements ” shall mean the requirements of any insurance policies from time to time in effect in respect of the Property, or of any insurance carriers or boards of fire underwriters or similar insurance rating organizations having jurisdiction in respect of the Property.

Section 1.3                           “Rents ” shall mean all rents and other payments received under Leases, excluding security deposits, advance rents and amounts paid by reason of the breach of any Lease, and any other income of the Property.

Section 1.4                           “Service Contracts ” shall mean all service, maintenance and other contracts respecting maintenance or operation of the Property.

Section 1.5                           “Term ” shall mean the duration of this Agreement as set forth in Section 2.2 hereof.

ARTICLE 2

APPOINTMENT OF MANAGER; TERM

Section 2.1 Appointment of Manager.  Owner hereby appoints Manager as an independent contractor, and Manager hereby accepts such appointment as an independent contractor, with sole and exclusive right to lease, operate, maintain, manage and repair the Property, and Manager agrees, for and in consideration of the Management Fee, as hereinafter defined, to perform its obligations hereunder with due diligence, in an efficient and proper manner and in accordance with the terms and conditions herein set forth.  Manager shall be, at law, an independent contractor, and this Agreement shall not create any employment relationship, either express or implied, or any relationship of principal and agent, between Manager (or any Person employed by Manager) and Owner.

Section 2.2 Term.  The services of Manager hereunder shall commence on the date Owner acquires title to the Property.  Unless sooner terminated pursuant to Article 5 hereof, this Agreement shall continue in full force and effect for a term of one year, thereafter shall automatically be extended for consecutive one year periods on the same terms as are contained herein unless, within ninety (90) days by Owner or one hundred and eighty (180) days by Manager, prior to the end of the original term or any extension thereof, either Manager or Owner shall deliver to the other party a notice of its intention not to continue this Agreement after the end of such original term or any extension thereof.

ARTICLE 3

DUTIES; NO SERVICES BY OWNER; DISCLOSURE OF INTEREST

Section 3.1 Duties.  During the Term, Manager agrees to lease, operate, maintain, manage and repair the Property in a first class, high-quality manner in keeping with the standards maintained by other first class, high-quality Property of similar kind and location, all of which shall be done with due diligence and in good faith.

Section 3.2 Collection of Rents: Payment of Expenses.  Manager shall bill and assert a diligent effort to collect the Rents and, disburse therefrom the reasonable and necessary expenses of operations, upkeep and maintenance of the Property, including compensation of Manager and all payments due to the Owner pursuant to this Agreement.

Section 3.3 Bank Accounts.  Manager shall deposit in a banking institution in A general account (the “Rent Account ”), the Rents and all other sums received by Manager for the Account, to be held for the payment of expenses which Manager is permitted to pay hereunder.  Excess funds after payment of expenses, shall be paid to the Owner on a monthly basis. Security deposits required by Applicable Law are to be held by Manager in a separate account.

Section 3.4 Insurance.  Manager shall procure for Owner and maintain through the term of this Agreement insurance for the Property.

Section 3.5 Enforcement of Contracts.  Manager shall enforce all of the provisions of the Leases and the Service Contracts.

Section 3.6 Record Keeping.  Manager shall establish, maintain and supervise record keeping as shall be necessary to provide to Owner information necessary in order for Owner to keep such books and accounts and provide the financial statements required.

Section 3.7 Payment of Taxes and Debts.  Manager shall pay before due, on behalf of and without the direction of Owner, real estate taxes, water or sewer charges, association fees and other assessments, and, additionally, Manager shall prepare and file all property tax returns and any necessary business licenses to insure the legal operation of the Property.

ARTICLE 4

COMPENSATION OF MANAGER

Section 4.1 Management Fee.  As Manager’s sole compensation for the services performed by Manager pursuant to this Agreement, Manager shall be entitled to a monthly management fee (herein called the “Management Fee ”) equal to ten (10%) of the Rents actually collected and received by Manager monthly under the Leases.

ARTICLE 5

TERMINATION

Section 5.1 Automatic Termination.  Notwithstanding anything contained herein to the contrary, this Agreement shall terminate on the date of the occurrence of any of the following events:

5.1.1 Sale or other transfer of the Property by Owner;

5.1.2 The  dissolution or liquidation of Manager or inability to continue to serve as Manager; or

Section 5.2 Termination by Owner.  Owner shall have the right to terminate this Agreement at any time upon the occurrence of any one or more of the following events:

5.2.1 If Manager shall default under the terms of this Agreement, and written notice setting forth the details of such default shall be given to Manager, and Manager shall not cure such default (a) within five (5) days after such notice; or

5.2.2 Owner shall at any time have the right on ninety (90) days’ notice to terminate this Agreement without cause.

Section 5.3 Termination by Manager.  Manager shall have the right to terminate this Agreement upon not less than one hundred and eighty (180) days’ written notice.

ARTICLE 6

CASUALTY

Section 6.1 Damage or Destruction.  In the event of any damage or loss to the Property by fire or other casualty, Manager agrees to give immediate written notice thereof to Owner.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Notices.  All notices or other communications given under this Agreement to be effective shall be in writing, shall be given to Owner or Manager at the address first set forth above.

Section 7.2 Applicable Law.  This Agreement shall be interpreted and construed under and governed by the laws of the State of Michigan.

IN WITNESS WHEREOF, Owner and Manager have executed this Agreement under seal as of the date first above written.

OWNER:

AMERICAN RESIDENTIAL GAP, LLC
A Michigan limited liability company

By:   AMERICAN RESIDENTIAL GAP ApS
Its:  Sole Member

       /s/ Henrik Wagenius
By:_________________________________
          Henrik Wagenius
Its:      Chairman

MANAGER:

ProGreen Property Management, LLC

/s/ Jan Telander

By:__________________________________

Jan Telander

Its:       Managing Member